Exhibit 99.3 THE LOG Q2 2020

We kept our eye on the horizon in choppy waters

Q2 revenue $246.7M

Q2 Y/Y revenue growth 27%

And helped our customers navigate their way, too

They charted new courses for their own customers

Transitioned over to e-commerce and scaled digital support

Transitioned over Turnedto e-commerce hair colorists and scaledinto virtual digital colorists support

Transitioned over to e-commerceManaged tenfold and scaledincrease digital in inquiriessupport to help healthcare workers and families

Our fleet kept getting stronger

With over 160,000 paid customer accounts. Ahoy. Ahoy.

Thanks for all your trust. We’re humbled by the support.

Let’s get through this storm together. And wear a mask.

Exhibit 99.3

THE LOG

Q2 2020

We kept our eye on the horizon in choppy waters



Q2 revenue

$246.7M

Q2 Y/Y
revenue growth

27%

And helped our customers navigate their way, too



They charted new courses for their own customers

CONRAD

Transitioned over
to e-commerce and
scaled digital support

MADISON REED®

Turned hair colorists into virtual colorists

Children's Council San Francisco

Managed tenfold increase in inquiries to help healthcare workers and families

Our fleet kept getting stronger



With over 160,000 paid customer accounts.


Ahoy.
Ahoy.

Thanks for
all your trust.

We're humbled
by the support.

Let's get through this storm together.

And wear a mask.

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